SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                             ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 22, 2004

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Virginia                 000-23847                  54-1873994
(State or other jurisdiction of    (Commission              (I.R.S. Employer
 incorporation or organization)     File Number)            Identification No.)

                            ------------------------

                             25253 Lankford Highway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)

                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c)      Exhibits.

           99.1 Press Release issued by Shore Financial Corporation, dated January 22, 2004.


Item 12.    Results of Operations and Financial Condition.

         On January 22, 2004, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended December 31, 2003. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  SHORE FINANCIAL CORPORATION


                                                  By:/s/Steven M. Belote
                                                     --------------------------
                                                        Steven M. Belote
                                                        Vice President and
                                                        Chief Financial Officer


January 23, 2004

FOR IMMEDIATE RELEASE
Onley, Virginia
Thursday, January 22, 2004

              Shore Financial Corporation Announces Record Earnings

         Shore Financial Corporation (Nasdaq: SHBK) announced record earnings today for the year ended December 31, 2003. Earnings for the twelve months increased 16.4% to $2.06 million, or $1.00 per share, compared to $1.77 million, or $0.86 per share, for the same period of 2002. Earnings for the three months ended December 31, 2003 were also up 16.4% to $513,600, compared to $441,200 in the fourth quarter of 2002. Net income per share for the fourth quarter of 2003 increased 19.0% to $0.25 per share compared to $0.21 per share for the fourth quarter of 2002. Earnings per share amounts reflect the 20% stock dividend paid by the company during December 2003. In addition, the company announced a 20% increase in the quarterly cash dividend to $0.05 per share payable on February 2, 2004 to stockholders of record on January 24, 2004.

         The company's net interest margin improved to 3.75% for the quarter, compared to 3.63% for the prior quarter, and increased to 3.63% for the year. In the fourth quarter of 2002, the company made a deposit acquisition in its Salisbury Maryland market, putting immediate downward pressure on the interest margin. During 2003 the margin improved each quarter with the fourth quarter results representing a 42 basis point improvement over the margin at the beginning of 2003.

         For the year 2003, the company's loans increased 20.1% to $142.2 million. Loan demand remained strong throughout the year with commercial loan growth exceeding 75%. Home equity lines and construction loans also saw double digit increases. Total deposits were flat for the year as the company restructured the mix of the core deposit base. Noninterest-bearing deposits increased by over 20% for the third consecutive year while interest-bearing transaction accounts increased by 18.1% and higher cost certificates of deposit declined by 14.6%. As a result, net interest income increased 14.8% to $1.66 million for the quarter ended December 31, 2003, as compared to the fourth quarter of 2002, while 2003 year-to-date net interest income increased 9.4% over the 2002 amount to $6.23 million.

         Noninterest income for the year, excluding gains on sales of investment securities, increased 19.7% to $1.62 million. Shore Investments, the bank's investment subsidiary, more than doubled revenues in 2003 over 2002 through its sale of nondeposit investment products. During the fourth quarter, Shore Investments began offering these products through Bankers Investments LLC, a broker dealer owned by a consortium of Virginia banking organizations, including Shore Bank. Gains on sale of investment securities had a positive after-tax impact on year-to-date earnings of $183,000. Bank-owned life insurance income and increases in deposit account fees along with commissions earned by the investment subsidiary helped drive the increase in total noninterest income. During the fourth quarter of 2003, noninterest income was $395,700, compared to $391,400 for the fourth quarter of 2002.

                  "The year that just ended was one of record earnings and record loan production for our company", said President and CEO Scott C. Harvard. "In addition, we were able to effectively integrate branch customers, employees, and deposits acquired in Salisbury with less than budgeted runoff while restructuring the mix of deposits across the bank."

         Noninterest expenses for the three and twelve month periods ended December 31, 2003 were $1.29 million and $4.78 million, respectively, as compared to $1.13 million and $4.16 million, respectively, during the same periods of 2002. Increased employee compensation and benefits expense constituted the majority of this increase, including a 24.0% rise in health insurance costs over the 2002 periods, and regulatory and compliance costs continue to impact earnings. The company's efficiency ratio for the year ended December 31, 2003 was 59.7%, while its noninterest expense to asset ratio was 2.48%, down from 2.56% for the year ended December 31, 2002.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full service banking facilities, six ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-KSB report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920
Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com


Financial Highlights:

                                    Three Months Ended December 31,              Years Ended December 31,
                                 ---------------------------------------  ---------------------------------------
                                        2003                2002                 2003                2002
                                 -------------------  ------------------  -------------------  ------------------
OPERATIONS:

Net Interest Income                      $1,660,100          $1,446,700           $6,226,500          $5,689,800

Noninterest Income                          395,700             391,400            1,889,200           1,374,500

Loan loss                                    95,100              93,600              380,400             335,300

Noninterest Expense                       1,291,700           1,130,800            4,780,200           4,155,400

Income Tax Expense                          155,400             172,500              893,000             801,800

Net Income                                  513,600             441,200            2,062,100           1,771,800


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,061,724           1,695,817            2,061,724           1,695,817

Weighted Avg Shares-Diluted               2,074,000           2,053,300            2,071,600           2,051,400

Diluted Earnings Per Share                    $0.25               $0.21                $1.00               $0.86

Total Assets                            196,550,300         179,993,300          196,550,300         179,993,300

Gross Loans                             142,209,100         118,413,000          142,209,100         118,413,000

Deposits                                158,890,700         158,989,300          158,890,700         158,989,300

Total Equity                             20,201,200          18,217,500           20,201,200          18,217,500

Average Assets                          191,746,900         167,714,000          186,318,000         158,458,000

Average Equity                           20,146,100          18,172,800           19,379,000          17,184,000

Net Interest Margin                           3.75%               3.78%                3.63%               3.82%

Return on Average Assets                      1.07%               1.05%                1.11%               1.12%

Return on Average Equity                     10.20%               9.71%               10.64%              10.31%

Efficiency Ratio                             61.14%              61.49%               59.67%              58.32%
